Exhibit 99.1

Rezolute Reports Second Quarter Fiscal 2021 Financial Results

REDWOOD CITY, Calif., February 10, 2021 (GLOBE NEWSWIRE) – Rezolute, Inc. (Nasdaq: RZLT), today announced its financial results for the quarter ended December 31, 2020.

Recent Business Highlights

•	Phase 2b study of RZ358 continues to enroll congenital hyperinsulinism (HI) patients worldwide – The RIZE Phase 2b study of RZ358 for the treatment of congenital HI continues to enroll patients, with study completion expected in the second half of 2021. RZ358 is an allosteric modulator of the insulin receptor being developed as a treatment for all forms of congenital HI.

•	Initiation of Phase 1 study of RZ402 – In January 2021, Rezolute announced initiation of dosing in a Phase 1 clinical study of oral plasma kallikrein inhibitor RZ402 in healthy volunteers. RZ402 is a potential first-in-class therapy being investigated as a once-daily oral treatment for diabetic macular edema. Study completion is expected in the first half of 2021.

Second Quarter Fiscal 2021 Financial Results

•	Net loss was $7.1 million, or $0.88 per share, for the second quarter of fiscal 2021 compared to net loss of $6.7 million, or $1.14 per share, for the same period in fiscal 2020.

•	Cash and cash equivalents totaled $37.0 million as of December 31, 2020. This includes $37.5 million in net proceeds from an October 2020 private placement financing.

About Rezolute, Inc.
Rezolute is advancing targeted therapies for rare, metabolic, and life-threatening diseases. Its lead product candidate, RZ358, is in Phase 2b development as a potential treatment for congenital hyperinsulinism (HI), a rare pediatric endocrine disorder. Its pipeline also includes RZ402, an orally available plasma kallikrein inhibitor in Phase 1 development as a potential treatment for diabetic macular edema. For more information, visit www.rezolutebio.com or follow us on Twitter.

Forward-Looking Statements
This release, like many written and oral communications presented by Rezolute, Inc. and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, Rezolute undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Media Contact

Amy Jobe, Ph.D.

LifeSci Communications

+1 315 879 8192

ajobe@lifescicomms.com

Investor Contact

Corey Davis, Ph.D.

LifeSci Advisors

+1 212 915 2577

cdavis@lifesciadvisors.com

Rezolute, Inc.

Condensed Consolidated Financial Statements Data

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(unaudited)
Condensed Consolidated Statements of Operations Data:

Operating expenses:
Research and development	4,496	5,038	6,840	8,272
General and administrative	2,656	1,682	3,935	3,627
Total operating expenses	7,152	6,720	10,775	11,899
Loss from operations	(7,152)	(6,720)	(10,775)	(11,899)

Non-operating income - interest and other	55	54	58	153
Net loss	$(7,097)	$(6,666)	$(10,717)	$(11,746)

Basic and diluted net loss per common share	$(0.88)	$(1.14)	$(1.54)	$(2.08)

Shares used to compute basic and diluted net loss per common share	8,045	5,866	6,956	5,646

	December 31,	June 30,
	2020	2020
	(unaudited)
Condensed Consolidated Balance Sheets Data:
Cash and cash equivalents	$37,600	$9,955
Working capital	35,419	7,292
Total assets	38,902	10,965
License fees payable to Xoma (1)	-	1,809
Accumulated deficit	(157,953)	(147,236)
Total stockholders’ equity	35,886	7,365

(1) In October 2020, we completed a private placement of equity securities for gross proceeds of $41.0 million, resulting in acceleration of the entire $1.4 million outstanding obligation shown above and we paid it on October 23, 2020.